EXHIBIT 10.45

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into as of October 1, 2015, by and between GAIN Capital Holdings, Inc. (collectively with its direct and indirect subsidiaries, “Gain”) and Jason Emerson (“Emerson” or “you”). Gain and Emerson are sometimes referred to herein, collectively, as the “Parties” and each individually as a “Party.”

WHEREAS, Emerson is currently employed with Gain as its Chief Financial Officer;

WHEREAS, the Parties have mutually agreed that Emerson’s employment with Gain will terminate as of October 1, 2015; and

WHEREAS, the Parties wish to enter into this Agreement to provide, among other things, for certain payments and benefits in connection with the cessation of Emerson’s employment and the release of any Claims (as defined herein), in each case on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

(1)Termination of Employment. The Parties agree that Emerson’s final day of employment with Gain is October 1, 2015 (the “Termination Date”).

(2)Severance Consideration. If this Agreement is executed and timely returned and is not revoked by Emerson pursuant to Section 6 before October 9, 2015 (the “Effective Date”), then Emerson shall be entitled to receive the following from Gain (collectively, the “Severance Consideration”), subject to all federal, state, city, foreign and other applicable taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling and all other customary deductions made with respect to Gain’s employees generally:

(a)pay for accrued but unused PTO benefits as of the Termination Date totaling Sixteen Thousand Five Hundred Six Dollars and Seven Cents ($16,506.07);

(b)a lump-sum cash payment of Two Hundred Thousand Dollars ($200,000), which shall be paid to Emerson at the time bonus payments are made to executives of Gain during 2016, which is currently anticipated to take place in March 2016;

(c)severance in an amount equal to Sixty-Two Thousand Five Hundred Dollars ($62,500) (the “Severance”), which is equivalent to three (3) months of Emerson’s base salary as in effect as of the Termination Date, which shall be paid to him in accordance with Gain’s normal payroll practices in equal installments through December 31, 2015, and which shall commence as soon as administratively practicable following the Effective Date;

(d)notwithstanding any provision to the contrary in any applicable grant agreement or Gain’s 2010 Omnibus Incentive Compensation Plan (or a successor plan), all shares subject to Gain equity grants (including, without limitation, stock options, stock units and stock awards) that would vest solely on Emerson’s continued employment with Gain during the period from the Effective Date through March 31, 2016 shall immediately vest in full and/or become immediately exercisable or payable as soon as practicable after the Effective Date;

(e)to the extent permitted under applicable law, Gain will provide continued health benefits to Emerson at the same premium rates charged to other then-current employees of Gain, or, at its option, waive that portion of the cost for COBRA continuation coverage that is in excess of what then-current employees of Gain pay for health benefits under Gain’s benefit plans for the period from the Termination Date through December 31, 2015 (the “Benefits”); and

(f)his base salary accrued and unpaid as of the date of the Termination Date.

(3)Release and Covenant Not to Sue.

(a)Emerson, on behalf of himself and his heirs, executors, dependents, legal representatives and assigns (collectively, the “Releasing Parties”) hereby releases and forever discharges, to the fullest extent permitted by law, Gain and each of its past, present and future stockholders, officers, directors, employees, agents, subsidiaries, divisions, affiliated entities (including, without limitation, Gain Capital Group, LLC, Global Futures & Forex Ltd., Gain Capital – FOREX.com UK Ltd and GAIN Capital UK Ltd), employee benefit and pension plans or funds, trustees, fiduciaries, administrators, successors and assigns (collectively, the “Released Parties”) from all possible lawsuits, claims, demands and causes of action of any kind (based on any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, by reason of any act or omission up to and including the date of this Agreement (“Claims”), including any potential Claims arising under any contract or implied contract, handbook, tort law or public policy having any bearing on Emerson’s employment or the termination of his employment, including, but not limited to, Claims for wrongful discharge, discrimination, breach of contract, tortious interference, harassment, infliction of emotional distress, defamation, back pay, vacation pay, sick pay, wage, commission or bonus payment, equity grants, attorneys’ fees and costs, and future wage loss. Without limiting the foregoing, Emerson, on behalf of himself and the Releasing Parties, agrees that this Section 3(a) includes a release of his and their respective rights to assert a Claim of discrimination on the basis of age, sex, race, religion, national origin, marital status, sexual orientation, ancestry, parental status, handicap, disability, veteran status, harassment, retaliation or attainment of benefit plan rights, as well as any Claims with respect to any of the laws listed on Exhibit A hereto. This Release is meant to be as broad as legally permissible and applies to both employment-related and non-employment-related Claims up to the time that Emerson executes this Agreement. This release includes a waiver of jury trials and non-jury trials. Emerson is also releasing and waiving Claims for personal gain under the Federal False Claims Act.

(b)Except as provided in Section 3(c), Emerson agrees not to sue or otherwise bring any legal action against Gain or any of the Released Parties ever for any Claim released in Section 3(a) arising before the date of this Agreement. Emerson acknowledges that he is not only waiving any right he may have to proceed individually, but also as a member of a class or collective action. In the event that Emerson receives notice of a class or collective action against any Released Party for claims arising before the date of this Agreement, he acknowledges and agrees that he will “opt out” of and may not “opt in” to such action, and hereby waives any right he may have to recover any relief, including money damages, from any of the Released Parties as a member of a class or collective action.

(c)Notwithstanding the foregoing, the Parties agree that nothing in this Agreement prevents Emerson from (i) taking steps to enforce the terms of this Agreement or to challenge the validity of this Agreement; (ii) making any disclosure of information required by law; (iii) providing information to or testifying or otherwise assisting in any investigation or proceeding brought by any federal or state regulatory or law enforcement agency or legislative body, any self-regulatory organization, or with respect to any internal investigation by Gain; (iv) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, any federal, state or municipal law relating to fraud, or any rule or regulation of any self-regulatory organization or (v) filing a charge or complaint with, or participating in any investigation or proceeding conducted by, any federal, state or local governmental agency including, but not limited to, the Equal Employment Opportunity Commission or the National Labor Relations Board, although Emerson agrees that he will not accept any monetary or other personal recovery or reinstatement as a result of any such charge or complaint or his participation in any such proceeding, to the extent permitted by applicable law.

(d)This Agreement does not release or waive claims or rights that, as a matter of law, cannot be released or waived.

(4)Representations and Warranties. Emerson hereby represents and warrants to Gain as follows, and acknowledges that Gain is relying on the accuracy and completeness of such representations and warranties in entering into this Agreement:

(a)    He is not aware of any facts that might justify a claim against Gain for any violation of the Family and Medical Leave Act (“FMLA”).

(b)    He has received all wages for all work he performed and any commissions, overtime compensation and FMLA leave to which he may have been entitled, and that he is not aware of any facts constituting a violation by Gain or any Released Party of the Fair Labor Standards Act or any other federal, state or municipal laws, including New York City laws.

(c)    Neither he nor any Releasing Party has sued or otherwise filed any actions (or participated in any actions) of any kind against Gain or any Released Party in any court or before any administrative or investigative body or agency.

(d)    He has returned to Gain all property belonging to Gain including, but not limited to, electronic devices, equipment, access cards and paper and electronic documents.

(e)    He has disclosed to Gain, in accordance with applicable policies and procedures, any and all information relevant to any investigation of Gain business practices conducted by any governmental agency or to any existing, threatened or anticipated litigation involving Gain, whether administrative, civil or criminal in nature, and that he is otherwise unaware of any wrongdoing committed by any current or former employee of Gain that has not been disclosed.

(f)    The Severance Consideration is more than any money or benefits that he is otherwise promised or entitled to receive under any policy, plan, handbook or practice of Gain or any prior agreement or understanding between himself and Gain.

(g)    Gain has offered him the chance to review and consider the terms of this Agreement for a period of twenty-one (21) calendar days and, by signing this Agreement, represents that he is freely, knowingly and voluntarily executing this Agreement with full understanding of its terms following an opportunity to consult with and obtain the advice of his attorney.

(h)    Except as otherwise provided in this Agreement, after his employment ends, Emerson will no longer participate in or accrue service credit of any kind in any Gain employee benefits plan.

(5)Confidential Information; Intellectual Property.

(a)    Emerson acknowledges that, by reason of his employment by Gain, he had access to confidential information of Gain, including without limitation, non-public information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, business strategies, packaging, advertising, marketing, distribution and sales methods, sales and profit figures, employees, customers and clients, and relationships between Gain and its business partners, including dealers, traders, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them (“Confidential Information”). Emerson acknowledges that such Confidential Information is a valuable and unique asset of Gain’s and covenants that, from and after the date of this Agreement, he will not disclose any Confidential Information to any person or entity, without the prior written consent of the General Counsel of Gain. Emerson acknowledges that the existence and terms and conditions of this Agreement shall be considered Confidential Information of Gain subject to this Section 5(a), although the Parties agree that Emerson may disclose the terms of this Agreement to his attorney and his tax advisor, provided that Emerson takes reasonable steps to ensure that they keep the terms confidential.

(b)    All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, research and development plans and products, and other property delivered to or compiled by Emerson by or on behalf of Gain or its vendors or customers that pertain to the business of Gain shall be and remain the property of Gain, and be subject at all times to its discretion and control.

(6)Revocation. Notwithstanding anything to the contrary herein, the Parties agree that Emerson shall have seven (7) calendar days from the date of this Agreement to revoke the Agreement in its entirety by providing written notice of revocation to Gain pursuant to Section 7.

(7)Notices. All notices permitted or required hereunder shall be in writing and shall be delivered personally, by telecopier or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

If to Gain:

GAIN Capital Holdings, Inc.
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
Attention: General Counsel

If to Emerson:

Jason Emerson

Either Party may change the address to which notices shall be sent by sending written notice of such change of address to the other Party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

(8)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

(9)Entire Agreement. No agreements, discussions or understandings not expressed in this Agreement shall be binding on the parties or affect the Agreement in any way and this Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement, and it supersedes all negotiations and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matter of this Agreement.

(10)Governing Law. This Agreement shall be construed under the laws of the State of New Jersey, without regard to the principles of conflicts of law, and any action to construe or enforce this Agreement shall be brought in the court of the State of New Jersey.

(11)Severability. If any terms of this Agreement shall, to any extent, be construed to be invalid or unenforceable, then such terms shall be construed in a manner so as to permit its enforceability to the fullest extent under the applicable law. In any case, the remaining terms of this Agreement shall remain in full force and effect.

(12)    No Admission. By entering into this Agreement, neither Emerson nor Gain makes any admission or otherwise admits wrongdoing of any kind.

(13)    Irrespective of Whether This Agreement Takes Effect. In the event that Emerson does not timely execute and return this Agreement or if he timely revokes this Agreement, then this Agreement shall not take effect. If this Agreement does not take effect, Emerson will not be entitled to receive the Severance Consideration, except that he will still receive the following: (1) his base salary accrued and unpaid as of the date of his termination of employment; and (2) pay for accrued but unused PTO benefits as of the Termination Date totaling Sixteen Thousand Five Hundred Six Dollars and Seven Cents ($16,506.07).

(14)    We Want To Make Absolutely Certain That You Understand This Agreement

You acknowledge and agree that:

→    You have carefully read this Agreement in its entirety;

→	You have had an opportunity to consider the terms of this Agreement for at least twenty-one (21) calendar days;

→	You understand that Gain urges you to consult with an attorney of your choosing, at your expense, regarding this Agreement;

→
You discussed this Agreement with you lawyer or had a reasonable opportunity to do so, and he or she has answered to your satisfaction any questions you asked with regard to the meaning and significance of any of the provisions of this Agreement;

→	You fully understand the significance of all of the terms and conditions of this Agreement; and

→	You are executing this Agreement voluntarily and of your own free will and agree to all the terms and conditions contained in this Agreement.

YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT DO NOT RESTART, EXTEND OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD DESCRIBED ABOVE.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GAIN CAPITAL HOLDINGS, INC.

By: /s/ Diego Rotsztain

Name: Diego Rotsztain

Title: EVP and General Counsel

/s/ Jason Emerson
Jason Emerson

Exhibit A

The release of the Releasing Parties set forth in Section 3(a) of this Agreement includes a release of all Claims under the following laws (including any amendments to such laws):

(a)	Federal laws, such as:

•The Age Discrimination in Employment Act;
•The Older Workers Benefits Protection Act;
•Title VII of the Civil Rights of 1964;
•Sections 1981 through 1988 of Title 42 of the United States Code;
•The Civil Rights Act of 1991;
•The Equal Pay Act;
•The Americans with Disabilities Act;
•The Rehabilitation Act;
•The Employee Retirement Income Security Act;
•The Worker Adjustment and Retraining Notification Act;
•The National Labor Relations Act;
•The Fair Credit Reporting Act;
•The Occupational Safety and Health Act;
•The Uniformed Services Employment and Reemployment Act;
•The Employee Polygraph Protection Act;
•The Immigration Reform Control Act;
•The Family and Medical Leave Act;
•The Genetic Information Nondiscrimination Act;
•The Federal False Claims Act;
•The Patient Protection and Affordable Care Act;
•The Consolidated Omnibus Budget Reconciliation Act; and

•The Lilly Ledbetter Fair Pay Act.

(b)	State and municipal laws, such as:

·
The New York State Human Rights Law; the New York State Executive Law; the New York State Civil Rights Law; the New York State Whistleblower Law; the New York State Legal Recreational Activities Law; the retaliation provisions of the New York State Workers’ Compensation Law; the New York Labor Law; the New York State Worker Adjustment and Retraining Notification Act; the New York State False Claims Act; New York State Wage and Hour Laws; the New York State Equal Pay Law; the New York State Rights of Persons with Disabilities Law; the New York State Nondiscrimination Against Genetic Disorders Law; the New York State Smokers’ Rights Law; the New York State Correction Law; the New York Aids Testing Confidentiality Act; the New York Genetic Testing Confidentiality Law; the New York Discrimination by Employment Agencies Law; the New York Bone Marrow Leave Law; the New York Adoptive Parents Child Care Leave Law; the New York City Human Rights Law, as amended; the New York City Administrative Code; the New York City Earned Sick Time Act; and the New York City Charter; and

·
The New Jersey Law Against Discrimination; the New Jersey Discrimination in Wages Law; the New Jersey Temporary Disability Benefits and Family Leave Insurance Law; the New Jersey Domestic Partnership Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Act; the New Jersey Equal Pay Law; the New Jersey Occupational Safety and Health Law; the New Jersey False Claims Act; the New Jersey Smokers’ Rights Law; the New Jersey Genetic Privacy Act; the New Jersey Fair Credit Reporting Act; the New Jersey Emergency Responder Leave Law; the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act (a/k/a the New Jersey WARN Act); the New Jersey Security and Financial Empowerment Act; and the retaliation provisions of the New Jersey Workers’ Compensation Law; the Jersey City Earned Sick Time Ordinance; and

·
The Elliott-Larsen Civil Rights Act; the Persons With Disabilities Civil Rights Act; the Payment of Wages and Fringe Benefits Act; the Whistleblowers’ Protection Act; the Michigan Occupational Safety and Health Act; the Bullard-Plawecki Employee Right to Know Act; the Social Security Number Privacy Act; and the Sales Representatives Commission Act.